Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2014

Full year 2014 total revenue of $125.0 million increased 14% year-over-year

BOSTON, MA. (February 5, 2015) – Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, today announced financial results for the fourth quarter and fiscal year ended December 31, 2014.

“We are pleased to report strong fourth quarter results that exceeded our expectations from both a revenue and profitability perspective,” said David Mendels, Chief Executive Officer of Brightcove. “Our performance reflects the significant progress we’ve made in our go-to-market approach of focusing on the media and digital marketing segments to enable those customers to leverage their digital assets to drive increased revenue growth using our technology. We are building traction across all areas of the business, and we are confident in our strategy and believe we can drive improved growth in our business as we move through 2015.”

Mendels added, “From a revenue growth and profitability perspective, we anticipate accelerating revenue growth throughout the year, while generating positive non-GAAP operating income during the fourth quarter. We believe the combination of improving revenue growth and sustainable profitability will drive significant value for our shareholders.”

Fourth Quarter 2014 Financial Highlights:

•	Revenue for the fourth quarter of 2014 was $31.4 million, an increase of 5% compared to $29.7 million for the fourth quarter of 2013. Subscription and support revenue was $30.6 million, an increase of 12% compared to $27.2 million for the fourth quarter of 2013.

•	Gross Profit for the fourth quarter of 2014 was $20.2 million, compared to $19.8 million for the fourth quarter of 2013, representing a gross margin for the fourth quarter of 2014 of 64%. Non-GAAP gross profit for the fourth quarter of 2014 was $20.8 million, representing a year-over-year increase of 3% and a non-GAAP gross margin of 66%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $3.4 million for the fourth quarter of 2014, compared to a loss of $1.0 million for the fourth quarter of 2013. Non-GAAP loss from operations was $980,000 for the fourth quarter, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, compared to non-GAAP income from operations of $1.7 million during the fourth quarter of 2013.

•	Net loss was $3.9 million, or $0.12 per diluted share, for the fourth quarter of 2014. This compares to a net loss of $1.2 million, or $0.04 per diluted share, for the fourth quarter of 2013.

•	Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $1.5 million for the fourth quarter of 2014, or $0.05 per diluted share, compared to non-GAAP net income of $1.5 million for the fourth quarter of 2013, or $0.05 per diluted share.

•	Cash flow from operations was $3.1 million, compared to $2.5 million for the fourth quarter of 2013.

•	Free cash flow was $2.0 million, after the company invested $1.1 million in capital expenditures and capitalization of internal-use software costs during the fourth quarter of 2014, compared to free cash flow of $1.0 million for the fourth quarter of 2013.

•	Cash, cash equivalents and marketable securities were $22.9 million at December 31, 2014, compared to $21.7 million at September 30, 2014.

A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Full Year 2014 Financial Highlights:

•	Revenue was $125.0 million for 2014, an increase of 14% compared to $109.9 million for 2013. Subscription and support revenue was $120.3 million, an increase of 17% compared to $103.1 million for 2013.

•	Gross Profit was $81.3 million for 2014, compared to $73.1 million for 2013, representing a gross margin of 65% for 2014. Non-GAAP gross profit was $83.6 million for 2014, representing a year-over-year increase of 12% and a non-GAAP gross margin of 67%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $15.2 million for 2014, compared to a loss of $9.5 million for 2013. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $2.5 million for 2014, compared to non-GAAP income from operations of $695,000 for 2013.

•	Net loss was $16.9 million, or $0.53 per diluted share, for 2014. This compares to a net loss of $10.3 million, or $0.36 per diluted share, for 2013.

•	Non GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $4.2 million for 2014, or $0.13 per diluted share, compared to non-GAAP net loss of $73,000 for 2013, or $0.00 per diluted share.

•	Cash flow from operations was $1.5 million for 2014, compared to cash flow from operations of $7.3 million for 2013.

•	Free cash flow was ($3.1) million, after the company invested $4.6 million in capital expenditures and capitalization of internal-use software costs during 2014, compared to free cash flow of $3.4 million in 2013.

A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights:

•	Ended the quarter with 5,770 customers, of which 1,863 were premium.
•	New customers and customers who expanded their relationship with us in our media business unit during the quarter included: Accuweather, Crunchyroll, Caracol Television SA, Entertainment Tonight, Fairfax Media Management, Hearst Communications and Nova Entertainment, among others.

•	New customers and customers who expanded their relationship with us in our digital marketing business unit during the quarter included: Accenture, Bristol Meyers Squibb, Bunnings Group, Ford Motor Company, FujiFilm, Kickstarter, Kohler, Novartis, Vodafone, and Tableau Software, among others.
•	Average revenue per premium customer was $60,000 in the fourth quarter of 2014. This is up 7% from $56,000 in the comparable period in 2013.
•	Recurring dollar retention rate was 101% in the fourth quarter, as compared to our historical four quarter moving average in the low to mid 90% range.

Business Outlook:

Based on information as of today, the Company is issuing the following financial guidance:

First Quarter 2015: The Company expects revenue to be $31.8 million to $32.3 million, and non-GAAP loss from operations to be $800,000 to $1.3 million, which excludes stock based compensation, amortization of acquired intangible assets and merger-related expenses totaling approximately $2.3 million. Assuming approximately 32.5 million shares outstanding, Brightcove expects its non-GAAP net loss per diluted share to be $0.04 to $0.05.

Full Year 2015: The Company expects revenue to be $131.5 million to $134.5 million, and non-GAAP loss from operations to be $1.0 million to $3.0 million, which excludes stock-based compensation, amortization of acquired intangible assets and merger-related expenses totaling approximately $9.9 million to $10.3 million. Assuming approximately 32.8 million shares outstanding, Brightcove expects its non-GAAP net loss per diluted share to be $0.07 to $0.14.

Conference Call Information

Brightcove will host a conference call today, February 5, 2015, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13598737. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is a leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has more than 5,500 customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2015 and full year 2015, our ability to accelerate revenue growth during full year 2015, our ability to generate positive Non-GAAP operating income during the fourth quarter, our position to execute on our go-to-market strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to retain existing customers; difficulties integrating the technologies, products, operations, existing contracts and personnel of Unicorn Media and realizing the anticipated benefits of the combined business; difficulties executing on our go-to-market strategy and realizing the anticipated benefits of this strategy; expectations regarding the widespread adoption of customer demand for our products, including recently launched products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry; our history of losses, our limited operating history; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove's ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, amortization of acquired intangible assets and merger-related costs. Merger-related costs include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove, Inc

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$22,916	$33,047
Short-term investments	-	3,061
Restricted cash	-	121
Accounts receivable, net of allowance	21,463	21,560
Prepaid expenses and other current assets	4,342	4,011
Deferred tax asset	109	125
Total current assets	48,830	61,925
Property and equipment, net	10,372	8,795
Intangible assets, net	16,898	8,668
Goodwill	50,776	22,018
Restricted cash	201	201
Other assets	507	1,519
Total assets	$127,584	$103,126
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,618	$3,067
Accrued expenses	11,722	14,528
Capital lease liability	1,159	-
Deferred revenue	29,640	23,571
Total current liabilities	44,139	41,166
Deferred revenue, net of current portion	64	247
Other liabilities	2,618	1,333
Total liabilities	46,821	42,746
Stockholders' equity:
Common stock	32	29
Additional-paid-in-capital	214,524	176,928
Accumulated other comprehensive loss	(776)	(453)
Accumulated deficit	(133,017)	(116,124)
Total stockholders’ equity	80,763	60,380
Total liabilities and stockholders' equity	$127,584	$103,126

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue:
Subscription and support revenue	$30,570	$27,229	$120,324	$103,116
Professional services and other revenue	812	2,517	4,693	6,779
Total revenue	31,382	29,746	125,017	109,895
Cost of revenue: (1) (2)
Cost of subscription and support revenue	9,919	7,764	38,015	29,205
Cost of professional services and other revenue	1,304	2,192	5,718	7,585
Total cost of revenue	11,223	9,956	43,733	36,790
Gross profit	20,159	19,790	81,284	73,105
Operating expenses: (1) (2)
Research and development	7,704	5,402	28,252	21,052
Sales and marketing	11,300	10,145	46,014	41,000
General and administrative	4,539	4,638	19,136	18,478
Merger-related	64	608	3,075	2,069
Total operating expenses	23,607	20,793	96,477	82,599
Loss from operations	(3,448)	(1,003)	(15,193)	(9,494)
Other expense, net	(420)	(177)	(1,440)	(536)
Loss before income taxes and non-controlling interest in consolidated subsidiary	(3,868)	(1,180)	(16,633)	(10,030)
Provision for income taxes	56	63	260	212
Consolidated net loss	(3,924)	(1,243)	(16,893)	(10,242)
Net income attributable to non-controlling interest in consolidated subsidiary	-	-	-	(20)
Net loss	$(3,924)	$(1,243)	$(16,893)	$(10,262)

Net loss per share—basic and diluted	$(0.12)	$(0.04)	$(0.53)	$(0.36)

Weighted-average shares —basic and diluted	32,349	28,845	31,949	28,351

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$71	$63	$218	$248
Cost of professional services and other revenue	20	32	141	149
Research and development	449	289	1,399	1,191
Sales and marketing	515	584	2,193	2,225
General and administrative	559	697	2,436	2,588

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$507	$253	$1,946	$1,013
Research and development	32	10	140	39
Sales and marketing	251	167	1,114	667

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
Operating activities	2014	2013
Net loss	$(16,893)	$(10,242)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,587	5,867
Stock-based compensation	6,387	6,401
Deferred income taxes	-	62
Provision for reserves on accounts receivable	118	449
Amortization of premium on investments	1	73
Loss on disposal of equipment	86	43
Changes in assets and liabilities:
Accounts receivable	409	(3,247)
Prepaid expenses and other current assets	(199)	(644)
Other assets	1,140	(819)
Accounts payable	(2,324)	2,117
Accrued expenses	(1,902)	2,473
Deferred revenue	6,075	4,785
Net cash provided by operating activities	1,485	7,318

Investing activities
Cash paid for acquisition, net of cash acquired	(9,100)	-
Maturities of investments	3,060	8,200
Purchases of property and equipment	(3,518)	(3,415)
Capitalization of internal-use software costs	(1,034)	(500)
Decrease (increase) in restricted cash	121	(19)
Net cash (used in) provided by investing activities	(10,471)	4,266

Financing activities
Proceeds from exercise of stock options	598	1,830
Purchase of non-controlling interest in consolidated subsidiary	-	(1,084)
Payments under capital lease obligation	(1,399)	-
Net cash (used in) provided by financing activities	(801)	746

Effect of exchange rate changes on cash	(344)	(991)

Net (decrease) increase in cash and cash equivalents	(10,131)	11,339
Cash and cash equivalents at beginning of period	33,047	21,708
Cash and cash equivalents at end of period	$22,916	$33,047

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP (Loss) Income From Operations, Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GROSS PROFIT:
GAAP gross profit	$20,159	$19,790	$81,284	$73,105
Stock-based compensation expense	91	95	359	397
Amortization of acquired intangible assets	507	253	1,946	1,013
Non-GAAP gross profit	$20,757	$20,138	$83,589	$74,515
LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,448)	$(1,003)	$(15,193)	$(9,494)
Stock-based compensation expense	1,614	1,665	6,387	6,401
Merger-related expenses	64	608	3,075	2,069
Amortization of acquired intangible assets	790	430	3,200	1,719
Non-GAAP (loss) income from operations	$(980)	$1,700	$(2,531)	$695
NET LOSS:
GAAP net loss	$(3,924)	$(1,243)	$(16,893)	$(10,262)
Stock-based compensation expense	1,614	1,665	6,387	6,401
Merger-related expenses	64	608	3,075	2,069
Amortization of acquired intangible assets	790	430	3,200	1,719
Non-GAAP net (loss) income	$(1,456)	$1,460	$(4,231)	$(73)
GAAP diluted net loss per share	$(0.12)	$(0.04)	$(0.53)	$(0.36)
Non-GAAP diluted net (loss) income per share	$(0.05)	$0.05	$(0.13)	$(0.00)

Shares used in computing GAAP diluted net loss per share	32,349	28,845	31,949	28,351
Shares used in computing Non-GAAP diluted net (loss) income per share	32,349	30,872	31,949	28,351